Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS THIRD QUARTER & NINE-MONTH 2016 RESULTS

Continued Growth Amid Challenging Industry Conditions

Newport Beach, CA – November 2, 2016 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the third quarter and nine-month period ended September 30, 2016.

Fiscal 2016 Third Quarter Financial Highlights – versus Fiscal 2015 Third Quarter Results

• Net sales increased from $72.5 million to $82.5 million

• Net income increased from $2.8 million to $2.9 million

• Earnings per diluted share improved from $0.09 to $0.10

Fiscal 2016 Nine Month Financial Highlights – versus Fiscal 2015 Nine Month Results

• Net sales increased from $205.6 million to $224.6 million

• Net income increased from $3.6 million to $8.9 million

• Earnings per diluted share improved from $0.12 to $0.30

Note: Further details are available in the financial schedules attached to this press release

Eric Wintemute, Chairman and CEO of American Vanguard stated: “Our third quarter and nine month financial results reflect management initiatives to expand our revenue base while maintaining strong operational control. In the face of a variety of Ag Industry headwinds during the quarter, we have remained focused on driving growth in our core products, expanding existing US market share positions and controlling our manufacturing costs while continuing to invest in the future of our business both domestically and internationally. In addition, during the nine month period we have focused on driving our newest products to market both in the US with Scepter, our first Soybean herbicide, and internationally with Nemacur and Bromacil, acquired in early 2015.”

Mr. Wintemute continued: “Third quarter revenues were driven by strong sales of our Metam® soil fumigants, Folex® cotton defoliant and Mocap® and Nemacur® granular insecticides. Quarterly net income improved compared to the prior year but included increased toll manufacturing, and a business mix that included some lower margin products. This had the impact of reducing gross margin compared to net sales, in comparison to the same period of 2015. Through the first nine months of 2016, we are pleased with the 9% revenue growth, the improvement in gross margins from 40% to 41%, and operating expenses which, as a percentage of sales, have decreased from 36% last year to 34.3% this year. Together these factors have generated a 147% increase in net income during the nine month period. Furthermore, we continue to reduce debt, which was $45 million at the end of Q3 2016, as compared to $93 million this time last year.”

Mr. Wintemute concluded: “As we finish calendar year 2016, we are anticipating improved product mix in the final quarter, lower manufacturing output as we manage inventory towards the goal of $125 million and operating expenses at a lower level relative to revenues, as compared to 2015. As we approach the 2017 planting season, we expect to see: modestly improved demand for our industry-leading portfolio of corn products due to reduced distribution channel inventories; incremental expansion of our international footprint; and gradual growth in our overall crop and non-crop businesses. We will continue to improve manufacturing efficiencies, control operating expenses, lower inventory levels and reduce debt. In the face of challenging conditions, American Vanguard continues to demonstrate its capacity to generate growth, sustain profitability, strengthen the balance sheet and enhance stockholder equity.”

Conference Call

Eric Wintemute, Chairman & CEO and David Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Wednesday, November 2, 2016. Interested parties may participate in the call by dialing (201) 493-6744 - please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes as well as the S&P Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.amvac-chemical.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in press releases or the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com (212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the three months ended September 30		For the nine months ended September 30
	2016	2015	2016	2015
Net sales	$82,447	$72,486	$224,645	$205,574
Cost of sales	49,461	41,053	132,761	124,370

Gross profit	32,986	31,433	91,884	81,204
Operating expenses	28,255	26,059	77,429	74,325

Operating income	4,731	5,374	14,455	6,879
Interest expense	301	638	1,304	1,941

Income before provision for income taxes and loss on equity investment	4,430	4,736	13,151	4,938
Income tax expense	1,409	1,643	3,672	958

Income before loss on equity investment	3,021	3,093	9,479	3,980
Net loss from equity investment	(180)	(389)	(309)	(580)

Net income	2,841	2,704	9,170	3,400
Add back net loss (income) attributable to non-controlling interest	36	68	(253)	204

Net income attributable to American Vanguard	$2,877	$2,772	$8,917	$3,604

Earnings per common share—basic	$0.10	$0.10	$0.31	$0.13

Earnings per common share—assuming dilution	$0.10	$0.09	$0.30	$0.12

Weighted average shares outstanding—basic	28,957	28,753	28,886	28,653

Weighted average shares outstanding—assuming dilution	29,496	29,289	29,385	29,208

ANALYSIS OF SALES

(In thousands)

For The Three and Nine Months Ended September 30, 2016 and 2015

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015
Net sales:
Insecticides	$25,478	$23,539	$89,496	$85,484
Herbicides/soil fumigants/fungicides	34,242	32,682	80,009	71,973
Other, including plant growth regulators	13,328	7,420	23,148	23,497

Crop	73,048	63,641	192,653	180,954
Non-crop	9,399	8,845	31,992	24,620

Total net sales	$82,447	$72,486	$224,645	$205,574

Net sales:
US	$60,033	$53,167	$161,661	$146,231
International	22,414	19,319	62,984	59,343

Total net sales	$82,447	$72,486	$224,645	$205,574

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS

	Sept. 30, 2016	Dec. 31, 2015
Current assets:
Cash and cash equivalents	$6,594	$5,524
Receivables:
Trade, net of allowance for doubtful accounts of $159 and $423, respectively	91,091	72,835
Other	3,500	2,554

Total receivables	94,591	75,389
Inventories	141,678	136,477
Prepaid expenses	12,270	11,172
Income taxes receivable	—	168
Deferred income tax assets	8,101	8,101

Total current assets	263,234	236,831
Property, plant and equipment, net	47,760	47,972
Intangible assets, net of applicable amortization	123,420	129,160
Other assets	28,695	29,576

Total assets	$463,109	$443,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other notes payable	$—	$55
Current installments of other liabilities	74	514
Accounts payable	23,268	15,343
Deferred revenue	41	8,888
Accrued program costs	74,907	44,371
Accrued expenses and other payables	10,209	7,111
Income taxes payable	1,269	—

Total current liabilities	109,768	76,282
Long-term debt and other notes payable, excluding current installments	44,488	68,321
Other liabilities, excluding current installments	3,036	3,054
Deferred income tax liabilities	27,556	27,556

Total liabilities	184,848	175,213

Commitments and contingent liabilities
Stockholders’ Equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 31,807,223 shares at September 30, 2016 and 31,638,225 shares at December 31, 2015	3,182	3,164
Additional paid-in capital	70,458	68,534
Accumulated other comprehensive loss	(4,429)	(3,541)
Retained earnings	217,135	208,507

	286,346	276,664
Less treasury stock, at cost, 2,450,634 shares at September 30, 2016 and December 31, 2015	(8,269)	(8,269)

American Vanguard Corporation stockholders’ equity	278,077	268,395
Non-controlling interest	184	(69)

Total stockholders’ equity	278,261	268,326

Total liabilities and stockholders’ equity	$463,109	$443,539

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Nine Months Ended September 30, 2016 and 2015

(Unaudited)

Increase (decrease) in cash	2016	2015

Cash flows from operating activities:
Net income	$9,170	$3,400
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed and intangible assets	12,367	12,190
Amortization of other long term assets	3,935	3,992
Amortization of discounted liabilities	28	118
Stock-based compensation	1,656	2,943
Tax benefit from exercise of stock options	(82)	(8)
Operating loss from equity method investment	309	580
Changes in assets and liabilities associated with operations:
Increase in net receivables	(19,202)	(6,172)
(Increase) decrease in inventories	(5,201)	4,135
(Increase) decrease in prepaid expenses and other assets	(1,011)	1,143
Decrease in income tax receivable/payable, net	1,519	4,739
Increase in accounts payable	7,925	3,010
Decrease in deferred revenue	(8,847)	(860)
Increase in program payables	30,536	20,982
Increase in other payables and accrued expenses	3,098	1,615

Net cash provided by operating activities	36,200	51,807

Cash flows from investing activities:
Capital expenditures	(6,122)	(5,196)
Investments	(3,283)	(125)
Acquisitions of product lines and other intangible assets	(224)	(36,435)

Net cash used in investing activities	(9,629)	(41,756)

Cash flows from financing activities:
Net payments under line of credit agreement	(24,000)	(16,120)
Increase in other notes payable	—	10,000
Payments on other long-term liabilities	(541)	(1,252)
Tax benefit from exercise of stock options	82	8
Payment of cash dividends	(289)	(1,141)
Net proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	204	254

Net cash used in financing activities	(24,544)	(8,251)

Net increase in cash and cash equivalents	2,027	1,800
Cash and cash equivalents at beginning of period	5,524	4,885
Effect of exchange rate changes on cash and cash equivalents	(957)	(1,256)

Cash and cash equivalents at end of period	$6,594	$5,429